FOR IMMEDIATE RELEASE

Stanley Works Reports 3rd Quarter Results

•	Revenues, Up 21%, Exceed $1 Billion

•	EPS From Continuing Operations $1.09, Exceeds Guidance

New Britain, Connecticut, October 24, 2006 ... The Stanley Works (NYSE: SWK) announced that third quarter 2006 net income from continuing operations was $90 million ($1.09 per fully-diluted share), exceeding the company’s guidance of $1.03-$1.07. These results compare with earnings of $76 million ($0.89 per fully-diluted share) from continuing operations in 2005.

Net sales were $1,013 million, up 21% over last year. Excluding sales from recent acquisitions – primarily Facom Tools and National Hardware –organic sales were up 1% in constant currency. Gross profit from continuing operations was $378 million, or 37.3% of sales, versus $304 million or 36.4% last year.

Selling, general and administrative (“SG&A”) expenses from continuing operations were $232 million (22.9% of sales) compared with $179 million (21.5% of sales) last year. SG&A expenses associated with acquired businesses accounted for approximately $47 million of the increase. Aside from acquisitions, comparable SG&A expenses were 21.7% of sales, virtually unchanged from the prior year, as increased brand support and stock option expensing were offset by reductions in other expenses.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “Many of our businesses executed well in a quarter filled with significant market-related challenges. A number of our industrial businesses delivered strong growth and margin expansion. Additionally, our Consumer Products team excelled in managing the introduction of a second wave of new FatMax® Xtreme™ hand tools, exciting new products and merchandising in the FatMax® product line and the launch of the FatMax® XL™ product line in Europe.

“Strong sales of automatic doors and mechanical access products led to 5% organic growth in Security Solutions. These encouraging performances, combined with on-track integrations of the Facom Tools and National Hardware businesses, led to sales and profit growth despite slowing U.S. retail and residential construction markets and continuing issues in Fastening Systems.”

Consumer Products sales were $348 million, a 20% increase over 2005, due to the inclusion of acquired companies. Organic sales grew 1%, with strength most evident in hand tools (+7%) attributed to the aforementioned successes of the FatMax® Xtreme™ and FatMax® product offerings, offsetting softness in consumer storage, consumer mechanics tools and hardware. Operating margin was 18.4% versus 19.7% last year, due primarily to the inclusion of recently-acquired National Hardware.

Industrial Tools sales increased 30% to $433 million. Organic sales were flat, as a decline in Fastening Systems offset 6% organic growth in the remainder of the segment. Operating margin was 9.6% vs. 9.0% last year. Fastening Systems operating margin remained at depressed levels, reflecting lower volumes, price erosion and commodity cost inflation issues. Aside from Fastening Systems, operating margin was approximately 13% vs. 11% last year, due mainly to profit improvement in laser measuring and leveling tools, Mac Tools and Hydraulic Tools.

Security Solutions sales increased 9% to $232 million. Organic sales increased 5%, with strength in the automatic doors business and the mechanical access business. Operating margin was 17.4% versus 18.1% in the prior year, as commodity cost inflation (net of pricing) more than offset the favorable impacts of a mix shift toward the more profitable automatic doors and mechanical access elements of the business and the benefits of cost reduction programs implemented during the first quarter.

Mr. Lundgren continued: “Growth rates in the U.S. end markets for our hand tools, fastening systems, hardware and laser leveling and measuring tools slowed as the third quarter progressed. Some of our key U.S. retail customers have also indicated overall moderating growth rates. However, the ongoing positive momentum of our FatMax® Xtreme™ and FatMax® hand tools product lines, the increased geographic diversification of our company and the transition of our portfolio toward industrial, automotive repair and security markets, position us to perform well despite market weakness.”

Income tax expense was 20% of net income as compared with 25% in the prior year, reflecting the favorable settlement of certain issues under audit and the realization of credits against U.S. taxes in the quarter.

Operating cash flow was $117 million vs. $75 million last year, a $43 million improvement. Free cash flow before dividends was $96 million versus $58 million last year. For the first nine months of 2006, free cash flow before dividends was $260 million vs. $168 million last year. Higher free cash flows in 2006 reflect higher cash earnings and improved working capital management.

Mr. Lundgren added: “Our confidence is reinforced by the continued successful rollout of the new hand tool lines in North America and Europe, strong performances integrating the Facom Tools and National Hardware acquisitions and a more stable, growing Security Solutions business. In addition, our Fastening Systems management team has taken steps to focus on profitable growth. Overall, we are delivering record earnings and cash flow despite a challenging market environment. We are focused on maximizing performance in our consumer, industrial and security businesses while addressing our Fastening Systems manufacturing footprint and business model issues in a logical, methodical manner.”

The company recently reported that its European Competitiveness Plan (“ECP”), initiated May 10, 2006, has been approved by the requisite parties, representing an important milestone in the Facom integration process. Approval of this plan allows the company to proceed with the execution of programs to improve the competitiveness of its Facom and previously existing European tool and storage businesses. As a consequence, the company is well-positioned to realize the synergies anticipated in connection with the Facom acquisition. In this regard, the Facom Tools plant in Nevers, France and distribution center in Cannock, UK were successfully closed in September and a second plant in Ezy, France is scheduled to close in the fourth quarter.

In addition, the company is announcing a comprehensive cost reduction initiative in Fastening Systems with the objective of returning this unit to acceptable profitability over a two year period. The initiative encompasses the migration of high volume pneumatic tool manufacturing activities to low cost countries, the refocusing of the company’s East Greenwich, RI plant on fasteners and high end pneumatic tool manufacturing and the reshaping of Fastening Systems’ manufacturing footprint to reduce it by 15-25% from its current square footage.

Management also updated estimates for 2006, lowering expectations for total sales growth to 22-23% (previously was 24-26%) and organic sales growth to 2-3% (previously was 3-5%).

The company also adjusted its estimate for the full year earnings to approximately $3.45 per fully diluted share, an increase of 8% over $3.18 earned in 2005 from continuing operations. The company continues to expect that free cash flow for the full year 2006 will equal or exceed its previous $350 million estimate.

Fourth quarter organic sales growth is projected at 2-3%, reflecting aforementioned slowing growth in certain end markets. Fourth quarter net earnings are estimated at approximately $1.00 per fully diluted share, up 33% on continuing operations, including 5¢ of restructuring related charges for actions including the Fastening initiative, 2¢ of stock option expenses and an income tax rate similar to that in the third quarter.

For 2007, the company estimated earnings of $4.00-$4.10 per fully diluted share, an increase of 16-19% over forecasted 2006. Such expectations include a moderated outlook for organic growth (2 to 3% ex-currency) based on anticipation of weaker conditions in certain U.S. markets. The updated earnings estimate also includes anticipated Fastening Systems and European restructuring charges totaling 12¢ per fully-diluted share and a tax rate in the 26-28% range. Free cash flow is expected to be in the range of $380-$410 million.

The company has scheduled a conference call with investors for 11:00am Eastern time tomorrow morning, Wednesday, October 25, 2006 to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at www.stanleyworks.com by selecting “Investor Relations”. A slide presentation to accompany the call will be available at www.stanleyworks.com and will remain available after the call. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 by entering the conference identification number 8716378.
Free cash flow is defined as cash flow from operations less capital expenditures (reconciliation on pg. 9). Organic sales growth is defined as total sales growth less sales of companies acquired in the past twelve months and less foreign currency impacts. The company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in the Company’s press release attached to this Current Report on Form 8-K, including but not limited to those regarding the Company’s ability to: (i) deliver total sales growth of 22-23% and organic sales growth of 2-3% in 2006; (ii) deliver full year earnings from continuing operations approximating $3.45 per fully diluted share; (iii) deliver free cash flow for the full year 2006 equal to or exceeding $350 million; (iv) deliver fourth quarter organic sales growth of 2-3%; (v) deliver fourth quarter net earnings of approximately $1.00 per fully diluted share; (vi) limit the fourth quarter impact of stock option expense to 2 cents and restructuring charges to 5 cents per fully diluted share; (vii) achieve a fourth quarter income tax rate similar to that in the third quarter; (viii) deliver 2007 earnings of $4.00 — $4.10 per fully diluted share; (ix) deliver 2007 organic growth of 2-3% ex-currency; (x) limit Fastening Systems and European restructuring charges in 2007 to 12 cents per fully diluted share; (xi) limit 2007 taxes to a rate of 26-28% (xii) deliver free cash flow in the range of $380 — $410 million in 2007; and (xiii) return Fastening Systems to acceptable profitability within two years are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate the Facom, National and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to deliver sequential profit improvement in its Fastening Systems business; (iii) the success of the Company’s efforts to negotiate severance arrangements and lease terminations related to its European reorganization within established parameters; (iv) the Company’s ability to minimize the costs to relocate equipment and inventory; (v) the Company’s ability to complete the Fastening and European reorganizations within anticipated time frames; (vi) the Company’s ability to continue making strategic acquisitions; (vii) the Company’s ability to reduce large customer concentrations; (viii) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (ix) the Company’s ability to expand the branded tools and hardware platform; (x) the Company’s success at new product development and introduction and identifying and developing new markets; (xi) the Company’s success in continuing to increase brand support and roll out of the Stanley Fulfillment System; (xii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (xiii) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodities costs and other inflation increases; (xiv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xv) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xvi) the Company’s ability to obtain favorable settlement of routine tax audits; (xvii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xviii) the continued ability of the Company to access credit markets under satisfactory terms; and (xix) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts, including the Company’s ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for Company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (vi) the ability to continue successfully managing and defending claims and litigation; (vii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (viii) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms; (ix) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increase in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (x) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the results will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers particularly in consumer channels, inventory management pressures on the Company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.